Tyler Technologies Reports Earnings for Second Quarter 2017

Subscription revenue grew 21 percent

PLANO, Texas – July 26, 2017 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights:

•	Total revenues were $209.1 million, up 10.7 percent from $189.0 million for the second quarter of 2016.

•	Recurring revenue from maintenance and subscriptions was $130.4 million, an increase of 15.7 percent compared to the second quarter of 2016, and comprised 62.3 percent of second quarter 2017 revenue.

•	Operating income was $37.1 million, an increase of 19.9 percent from $30.9 million for the second quarter of 2016.

•	Net income was $31.6 million, or $0.81 per diluted share, up 26.3 percent compared to $25.0 million, or $0.65 per diluted share, for the second quarter of 2016.

•	Cash flows from operations were $1.4 million, down 92.8 percent compared to $19.5 million for the second quarter of 2016, primarily because of the timing of payroll and income tax payments.

•	Non-GAAP total revenues were $209.4 million, up 8.1 percent from $193.7 million for the second quarter of 2016.

•	Non-GAAP operating income was $55.2 million, up 5.8 percent from $52.2 million for the second quarter of 2016.

•	Non-GAAP net income was $35.6 million, or $0.91 per diluted share, up 7.0 percent compared to $33.2 million, or $0.86 per diluted share, for the second quarter of 2016.

•	Adjusted EBITDA was $59.5 million, up 7.4 percent compared to $55.4 million for the second quarter of 2016.

•
Total backlog was $1.0 billion, up 17.3 percent from $867.6 million at June 30, 2016. Software-related backlog (excluding appraisal services) was $988.7 million, up 19.6 percent from $826.9 million at June 30, 2016.

“Tyler performed at a high level on many fronts in the second quarter, and our outlook for the full year is unchanged from our guidance issued after the first quarter,” said John S. Marr Jr., Tyler’s chairman and chief executive officer. “Our bookings were once again very strong, growing 14 percent over last year, and for the first time our quarter-end backlog surpassed $1 billion. For the first half of 2017, bookings were up nearly 18 percent.

“Subscription arrangements made up more than half of our new software contracts in the quarter. While subscription revenues increased more than 20 percent, the mix of new contracts certainly impacted our overall revenue and earnings growth in the quarter.

Tyler Technologies Reports Earnings
For Second Quarter 2017
July 26, 2017

“As expected, our non-GAAP gross margin and non-GAAP operating margin declined slightly as we continue to invest at a high level in product development initiatives. We're very pleased with our progress on those projects, including major initiatives related to our public safety products that we believe are starting to positively impact buying decisions in the market,” said Marr.

Guidance for 2017

As of July 26, 2017, Tyler Technologies is providing the following guidance for the full year 2017:

•	GAAP total revenues are expected to be in the range of $844 million to $854 million.

•	Non-GAAP total revenues are expected to be in the range of $845 million to $855 million.

•	GAAP diluted earnings per share are expected to be approximately $3.26 to $3.34 and may vary significantly due to the impact of stock option exercises on the GAAP effective tax rate under ASU 2016-09.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.83 to $3.91.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $37 million.

•	Fully diluted shares for the year are expected to be between 39 million and 40 million shares.

•
GAAP earnings per share assumes an estimated effective tax rate of approximately 20 percent after discrete tax items, and includes approximately $29 million of discrete tax benefits related to share-based compensation.

•	The non-GAAP effective tax rate is expected to be 35.5 percent.

•
Capital expenditures are expected to be between $53 million and $55 million, including approximately $24 million related to real estate. Total depreciation and amortization expense is expected to be approximately $50 million, including approximately $35 million of amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $1 million. Non-GAAP diluted earnings per share is derived by adding back the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $38 million, and amortization of acquired software and intangible assets of approximately $35 million. Additionally, the non-GAAP tax rate of 35.5 percent is estimated annually as described below under "Non-GAAP Financial Measures" and excludes approximately $29 million of discrete tax benefits related to share-based compensation that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, July 27, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10109107. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on July 27.

Tyler Technologies Reports Earnings
For Second Quarter 2017
July 26, 2017

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through August 3, 2017. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10109107.

The live webcast and archived replay can also be accessed at http://investors.tylertech.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector - cities, counties, schools and other government entities - to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler's client base includes more than 15,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. In 2017, Forbes ranked Tyler on its "Most Innovative Growth Companies" list, and it has named Tyler one of "America's Best Small Companies" eight times. The company has been included six times on the Barron's 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, expenses associated with amortization of intangibles arising from business combinations, and the impact from the adoption of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, on our income tax provision.

Historically, for the purpose of determining non-GAAP net income, Tyler has used a non-GAAP tax rate of 35 percent in its calculation of the tax impact related to certain non-GAAP adjustments. Beginning in 2017, Tyler is adjusting non-GAAP financial income using a tax rate equal to Tyler's annual estimated tax rate on non-GAAP income. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed annually to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as wells as the methodology applied to Tyler's

Tyler Technologies Reports Earnings
For Second Quarter 2017
July 26, 2017

estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Tyler Technologies Reports Earnings
For Second Quarter 2017
July 26, 2017

Contact: Brian K. Miller
Executive Vice President - CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

17-XX

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues:
Software licenses and royalties	$17,107	$17,551	$35,330	$34,401
Subscriptions	40,947	33,968	81,049	68,057
Software services	47,372	46,040	92,390	88,470
Maintenance	89,412	78,743	176,271	154,775
Appraisal services	6,366	6,984	12,978	13,542
Hardware and other	7,919	5,686	10,647	9,020
Total revenues	209,123	188,972	408,665	368,265

Cost of revenues:
Software licenses and royalties	647	666	1,378	1,304
Acquired software	5,360	5,680	10,770	11,139
Software services, maintenance and subscriptions	96,172	86,717	189,712	171,987
Appraisal services	4,282	4,458	8,479	8,420
Hardware and other	6,799	4,515	8,115	6,361
Total cost of revenues	113,260	102,036	218,454	199,211

Gross profit	95,863	86,936	190,211	169,054

Selling, general and administrative expenses	43,451	42,232	86,593	82,991
Research and development expense	11,874	10,336	23,473	20,292
Amortization of customer and trade name intangibles	3,463	3,453	6,921	6,815
Operating income	37,075	30,915	73,224	58,956
Other expense, net	(101)	(720)	(291)	(1,187)
Income before income taxes	36,974	30,195	72,933	57,769
Income tax provision	5,396	5,188	9,049	14,538
Net income	$31,578	$25,007	$63,884	$43,231

Earnings per common share:
Basic	$0.85	$0.69	$1.72	$1.19
Diluted	$0.81	$0.65	$1.63	$1.11

Weighted average common shares outstanding:
Basic	37,154	36,160	37,144	36,316
Diluted	39,201	38,739	39,211	38,866

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Reconciliation of non-GAAP total revenues
GAAP total revenues	$209,123	$188,972	$408,665	$368,265
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	184	4,666	388	10,250
Add: Amortization of acquired leases	111	111	222	222
Non-GAAP total revenues	$209,418	$193,749	$409,275	$378,737

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$95,863	$86,936	$190,211	$169,054
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	184	4,666	388	10,250
Add: Amortization of acquired leases	111	111	222	222
Add: Share-based compensation expense included in cost of revenues	2,253	1,571	4,350	2,888
Add: Amortization of acquired software	5,360	5,680	10,770	11,139
Non-GAAP gross profit	$103,771	$98,964	$205,941	$193,553
GAAP gross margin	45.8%	46.0%	46.5%	45.9%
Non-GAAP gross margin	49.6%	51.1%	50.3%	51.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$37,075	$30,915	$73,224	$58,956
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	184	4,666	388	10,250
Add: Amortization of acquired leases	111	111	222	222
Add: Share-based compensation expense	8,901	7,212	17,577	13,692
Add: Employer portion of payroll tax related to employee stock transactions	128	174	511	192
Add: Amortization of acquired software	5,360	5,680	10,770	11,139
Add: Amortization of customer and trade name intangibles	3,463	3,453	6,921	6,815
Non-GAAP adjustments subtotal	$18,147	$21,296	$36,389	$42,310
Non-GAAP operating income	$55,222	$52,211	$109,613	$101,266
GAAP operating margin	17.7%	16.4%	17.9%	16.0%
Non-GAAP operating margin	26.4%	26.9%	26.8%	26.7%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$31,578	$25,007	$63,884	$43,231
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	18,147	21,296	36,389	42,310
Less: Tax impact related to non-GAAP adjustments	(14,172)	(13,079)	(29,761)	(21,043)
Non-GAAP net income	$35,553	$33,224	$70,512	$64,498
GAAP earnings per diluted share	$0.81	$0.65	$1.63	$1.11
Non-GAAP earnings per diluted share	$0.91	$0.86	$1.80	$1.66

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$2,253	$1,571	$4,350	$2,888
Selling, general and administrative expenses	6,648	5,641	13,227	10,804
Total share-based compensation expense	$8,901	$7,212	$17,577	$13,692

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$31,578	$25,007	$63,884	$43,231
Amortization of customer and trade name intangibles	3,463	3,453	6,921	6,815
Depreciation and other amortization included in
cost of revenues, SG&A and other expenses	9,804	9,221	19,445	18,035
Interest expense included in other expense, net	189	686	380	1,187
Income tax provision	5,396	5,188	9,049	14,538
EBITDA	$50,430	$43,555	$99,679	$83,806
Write-downs of acquisition-related deferred revenue	184	4,666	388	10,250
Share-based compensation expense	8,901	7,212	17,577	13,692
Adjusted EBITDA	$59,515	$55,433	$117,644	$107,748

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$55,072	$36,151
Accounts receivable, net	233,831	200,334
Current investments and other assets	51,169	43,580
Income tax receivable	12,206	2,895
Total current assets	352,278	282,960

Accounts receivable, long-term portion	2,333	2,480
Property and equipment, net	147,956	124,268

Other assets:
Goodwill	651,721	650,237
Other intangibles, net	252,874	267,259
Non-current investments and other assets	31,347	30,741

Total assets	$1,438,509	$1,357,945

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$55,454	$63,284
Deferred revenue	304,128	298,217
Total current liabilities	359,582	361,501

Revolving line of credit	—	10,000
Deferred revenue, long-term	1,643	2,140
Deferred income taxes	59,682	68,779
Shareholders' equity	1,017,602	915,525

Total liabilities and shareholders' equity	$1,438,509	$1,357,945

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$31,578	$25,007	$63,884	$43,231
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	13,267	12,674	26,366	24,850
Share-based compensation expense	8,901	7,212	17,577	13,692
Deferred income tax (benefit) expense	(5,008)	335	(9,097)	427
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(47,342)	(25,708)	(49,155)	(21,359)
Net cash provided by operating activities	1,396	19,520	49,575	60,841

Cash flows from investing activities:
Additions to property and equipment	(10,303)	(5,237)	(30,123)	(21,959)
Purchase of marketable security investments	(14,264)	(4,197)	(21,392)	(10,607)
Proceeds from marketable security investments	10,133	3,501	17,029	6,526
Cost of acquisitions, net of cash acquired	(5,855)	(7,394)	(5,855)	(9,394)
Increase in other	(52)	(232)	(68)	(281)
Net cash used by investing activities	(20,341)	(13,559)	(40,409)	(35,715)

Cash flows from financing activities:
(Decrease) increase in net borrowings on revolving line of credit	—	(5,000)	(10,000)	69,000
Purchase of treasury shares	—	(567)	(7,032)	(94,497)
Proceeds from exercise of stock options	8,509	4,012	23,360	5,793
Contributions from employee stock purchase plan	1,777	1,580	3,427	2,818
Net cash provided (used) by financing activities	10,286	25	9,755	(16,886)

Net (decrease) increase in cash and cash equivalents	(8,659)	5,986	18,921	8,240
Cash and cash equivalents at beginning of period	63,731	35,341	36,151	33,087

Cash and cash equivalents at end of period	$55,072	$41,327	$55,072	$41,327